EXHIBIT 99.1

1 Helen of Troy Plaza

EI Paso, TX 79912

915-225-8000

HELEN OF TROY LIMITED REPORTS

THIRD QUARTER AND NINE MONTHS RESULTS

EL PASO, Texas, Jan. 8 – Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and net earnings for the third quarter ended November 30, 2008.

Third quarter sales were $185,619,000 versus sales of $210,348,000 in the same period of the prior year, a decline of 11.8 percent. Sales for the nine months ended November 30, 2008 were $484,165,000 versus sales of $508,442,000 for the previous year, a decline of 4.8 percent. The decline in sales reflects the impact of the deteriorating global economic conditions on the retail consumer, a compressed and highly promotional holiday shopping season in the United States, and the strengthening of the U.S. Dollar against other currencies in which we transact sales, which results in comparatively less reported U.S. Dollar sales.

Third quarter net earnings were $15,090,000, or $0.48 per fully diluted share, compared to $22,842,000 or $0.73 per fully diluted share for the same period a year earlier.  Net earnings for the quarter were negatively impacted by foreign exchange losses that reduced year-over-year quarterly earnings by $5.0 million. Net earnings were positively impacted by the settlement of our U.S. Internal Revenue Service tax audit for fiscal year 2005, which resulted in a benefit to tax expense of $461,000 for the quarter ended November 30, 2008.

For the third quarter, sales in our Housewares segment decreased 4.3 percent to $45,301,000 compared with $47,356,000 for the same period last year.  Housewares third quarter sales were impacted by the factors previously mentioned and the liquidation of Linens ‘n Things during the quarter which resulted in a loss of sales to this customer. In addition, we also believe it negatively impacted other competing retailers by diverting consumer purchases to Linens ‘n Things deeply discounted merchandise.  Net sales in the Housewares segment for the nine month period ended November 30, 2008 increased 9.0 percent to $130,907,000 compared with $120,136,000 for the same period last year.

Net sales in the Personal Care segment for the third quarter decreased 13.9 percent to $140,318,000 compared with $162,992,000 for the same period last year.  Net sales in the Personal Care segment for the nine month period ended November 30, 2008 decreased 9.0 percent to $353,258,000 compared with $388,306,000 for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter and the first nine months of the fiscal year stated, “We believe that recent credit market instability, extraordinary stock market volatility, increases in unemployment rates and the uncertainty regarding the impact and extent of U.S. government intervention on behalf of the financial services and automotive sectors has fueled consumer uncertainty. We believe these factors, along with the Linens ‘n Things liquidation and the impact of foreign currency fluctuations, have adversely affected sales in our consumer markets for both the quarter and year-to-date.

 “Selling, general, and administrative expense (“SG&A”) as a percentage of net sales for the fiscal quarter ended November 30, 2008 increased 0.6 percentage points to 28.8 percent compared to 28.2 percent for the same period last year. SG&A expense as a percentage of net sales for the nine months decreased 0.1 percentage points to 30.9 percent compared to 31.0 percent for the same period last year. Foreign currency exchange losses recorded in SG&A for the quarter and the nine months ending November 30, 2008, were $4.59 million and $4.93 million, respectively, compared to gains of $0.74 million and $1.25 million, respectively, for the comparable three and nine month periods of the prior year. Excluding the impact of these foreign exchange losses and gains, bad debt expense, and insurance claim gains for the quarter and same period last year, SG&A as a percentage of net sales for the fiscal quarter ended November 30, 2008 decreased 2.3 percentage points to 26.1 percent, compared to 28.4 percent for the same period last year. Excluding the impact of these same items, for the nine month periods ended November 30, 2008 and 2007, SG&A as a percentage of net sales decreased 1.9 percentage points to 29.3 percent compared to 31.2 percent for the same period last year, demonstrating the success of our cost savings initiatives implemented during the quarter and year-to-date.

“As of November 30, 2008, Helen of Troy’s balance sheet remains strong with stockholders’ equity of $598.6 million, an increase of $35.7 million, or 6.3 percent from the comparable period last year. Our November 30, 2008 book value per outstanding share is $19.86. Our cash, temporary investment, trading securities and long term investment position as of November 30, 2008 was $108 million versus $87.1 million at November 30, 2007. On February 28, 2009, cash and long term investment are estimated to be $150 million, or approximately $5.00 per outstanding share. On February 28, 2010, assuming no acquisitions, cash and long term investments should be approximately equal to short and long term debt. In December 2008 we amended our $50 million revolving credit agreement which extended the maturity date from June 1, 2009 to December 15, 2013 and adjusted certain other terms. During the third quarter we have repurchased 93,333 common shares of Helen of Troy Limited for $1.38 million, or an average purchase price of $14.78 per share.

“We continue to review and adjust our business activities to address a rapidly evolving economic environment, while managing liquidity and continuing to control expenses. During this difficult period we believe we are well positioned financially to continue to seek prudent opportunities to grow our business. Our efforts will be to continue our focus on expense reductions while striving to increase sales and gross margins with new product introductions scheduled to debut at the International Housewares Show in Chicago, Illinois on March 22, 2009. We expect the retail environment to continue to be challenging as we continue to execute our strategic initiatives with renewed effort and dedication, and implement our plans for the year ahead. We believe our consumer brand leadership positions in our market segments will be the basis for our continued growth and success,” Mr. Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Thursday, January 8, 2009.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through February 28, 2009.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products. The Company’s products are sold  to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®,

Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as non-GAAP earnings, EBITDA, EBITDA before impairment and non-GAAP SG&A which are presented in this press release. The following tables present a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2008 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(Unaudited)
(in thousands, except per share data)

	Quarter Ended November 30,				Nine Months Ended November 30,
	2008		2007		2008		2007
Net sales	$185,619	100.0%	$210,348	100.0%	$484,165	100.0%	$508,442	100.0%
Cost of sales	112,075	60.4%	120,280	57.2%	282,456	58.3%	290,130	57.1%
Gross profit	73,544	39.6%	90,068	42.8%	201,709	41.7%	218,312	42.9%
Selling, general, and administrative expense	53,543	28.8%	59,387	28.2%	149,428	30.9%	157,832	31.0%
Operating income before impairment charges and gain on sale of land	20,001	10.8%	30,681	14.6%	52,281	10.8%	60,480	11.9%
Impairment charges	—	0.0%	4,983	2.4%	7,760	1.6%	4,983	1.0%
Gain on sale of land	—	0.0%	(3,609)	-1.7%	—	0.0%	(3,609)	-0.7%
Operating income	20,001	10.8%	29,307	13.9%	44,521	9.2%	59,106	11.6%
Other income (expense):
Interest expense	(3,380)	-1.8%	(3,603)	-1.7%	(10,317)	-2.1%	(11,536)	-2.3%
Other income, net	575	0.3%	741	0.4%	2,244	0.5%	2,216	0.4%
Total other income (expense)	(2,805)	-1.5%	(2,862)	-1.4%	(8,073)	-1.7%	(9,320)	-1.8%
Earnings before income taxes	17,196	9.3%	26,445	12.6%	36,448	7.5%	49,786	9.8%
Income tax expense (benefit)	2,106	1.1%	3,603	1.7%	5,202	1.1%	(1,426)	-0.3%
Net earnings	$15,090	8.1%	$22,842	10.9%	$31,246	6.5%	$51,212	10.1%

Diluted earnings per share	$0.48		$0.73		$1.00		$1.60

Weighted average common shares used in computing diluted earnings per share	31,229		31,296		31,162		31,924

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(Unaudited)
(in thousands)

	11/30/2008	11/30/2007
Cash, trading securities and temporary investments	$87,978	$87,112
Accounts receivable	142,891	162,722
Inventory	171,724	146,413
Total current assets	422,779	417,476
Long-term investments	20,048	—
Total assets	948,734	935,332
Total current liabilities	208,995	149,205
Total long term liabilities	141,130	223,233
Stockholders’ equity	598,609	562,894

SELECTED OTHER DATA (in thoudands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings

	Quarter Ended November 30,		Nine Months Ended November 30,
	2008	2007	2008	2007
Net earnings	$15,090	$22,842	$31,246	$51,212
Interest income / Expense, net	2,688	2,845	7,931	9,221
Income tax expense (benefit)	2,106	3,603	5,202	(1,426)
Depreciation and amortization	3,534	3,634	10,604	10,785
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$23,418	$32,924	$54,983	$69,792

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land and gain on casualty insurance settlements

EBITDA, as calculated above	$23,418	$32,924	$54,983	$69,792

Add: Impairment charges	—	4,983	7,760	4,983
Share-based compensation	377	275	1,037	821
Charge to allowance for doubtful accounts	—	—	3,876	—
Less: Gain on sale of land	—	(3,609)	—	(3,609)
Gain on casualty insurance settlements	—	—	(2,702)	—
EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land and gain on casualty insurance settlements	$23,795	$34,573	$64,954	$71,987

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings, as reported to Net Earnings without impact of Significant Items

	Quarter Ended November 30,				Nine Months Ended November 30,
	2008		2007		2008		2007
	Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Net earnings, as reported	$15,090	$0.48	$22,842	$0.73	$31,246	$1.00	$51,212	$1.60
Add: Impairment loss, net of related income tax benefit	—	—	4,883	0.16	7,605	0.24	4,883	0.15
Reserve on accounts receivable, net of related income tax benefit	—	—	—	—	2,516	0.08	—	—
Less: Gain on casualty insurance settlements, net of related income tax expense	—	—	—	—	(2,635)	(0.08)	—	—
Gain on sale of land, net of related income tax expense	—	—	(2,245)	(0.07)	—	—	(2,245)	(0.07)
Tax benefit of HK IRD settlement, including interest income and reversal of penalties	—	—	—	—	—	—	(7,950)	(0.25)
Tax benefit of IRS settlement, including reversal of penalties	(461)	(0.01)	—	—	(461)	(0.01)	—	—
Net earnings, without significant items	$14,629	$0.47	$25,480	$0.81	$38,271	$1.23	$45,900	$1.44

Weighted average common shares used in computing diluted earnings per share	31,229		31,296		31,162		31,924

SELECTED OTHER DATA (in thousands)

Reconciliation of SG&A as reported to SG&A without impact of Specified Items

	Quarter Ended November 30,				Nine Months Ended November 30,
	2008		2007		2008		2007

SG&A, as reported	$53,543	28.8%	$59,387	28.2%	$149,428	30.9%	$157,832	31.0%
Insurance claim gains	47	0.0%	—	0.0%	2,831	0.6%	—	0.0%
Bad debt expense	(638)	-0.3%	(412)	-0.2%	(5,245)	-1.1%	(276)	-0.1%
Foreign exchange (losses) gains	(4,587)	-2.5%	744	0.4%	(4,928)	-1.0%	1,250	0.2%
SG&A, without specified items	$48,365	26.1%	$59,719	28.4%	$142,086	29.3%	$158,806	31.2%

The above tables of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. Non-GAAP EBITDA and EBITDA before impairment, Non-GAAP earnings, which excludes specified significant items and SG&A without specified items that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2009